UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Samsara Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-5178400
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

27 Route 202, Suites 8 & 9, PO Box 705 Far Hills, New Jersey	07931
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: 333-260742

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of common stock, par value $0.0001 per share (the “Common Stock”) of Samsara Vision, Inc. (the “Registrant”), as included under the caption “Description of Our Securities – Common Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333-260742) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of the Common Stock contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAMSARA VISION, INC.

Date: January 18, 2022	By:	/s/ Thomas Ruggia
	Name:	Thomas Ruggia
	Title:	President and Chief Executive Officer